Calculation of Filing Fee Tables
S-8
Private Bancorp of America, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, no par value per share, reserved for issuance under the Private Bancorp of America, Inc. Omnibus Equity Incentive Plan (the "2026 Plan")	Other	570,000	$ 84.63	$ 48,239,100.00	0.0001381	$ 6,661.82
2	Equity	Common stock, no par value per share, issuable pursuant to the exercise of options outstanding under the Private Bancorp of America, Inc. Equity Incentive Plan (the "2016 Plan")	Other	43,279	$ 24.22	$ 1,048,217.38	0.0001381	$ 144.76
3	Equity	Common stock, no par value per share, issuable pursuant to Restricted Stock Units outstanding under the 2016 Plan	Other	49,959	$ 84.63	$ 4,228,030.17	0.0001381	$ 583.89
Total Offering Amounts:						$ 53,515,347.55		$ 7,390.47
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,390.47
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock, no par value per share ("Common Stock"), of Private Bancorp of America, Inc. (the "Registrant") that become issuable under the 2026 Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock pursuant to the terms of the 2026 Plan. Represents the number of shares of Common Stock issuable pursuant to the 2026 Plan as of the date of this Registration Statement. The price set forth under the column titled "Maximum Aggregate Offering Price" is estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on July 30, 2026.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under outstanding options under the 2016 Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock pursuant to the terms of the 2016 Plan. Represents the number of shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2016 Plan as of the date of this Registration Statement. The 2016 Plan expired prior to the effectiveness of the Registrant's Registration Statement on Form 10 initially filed with the Securities and Exchange Commission on July 13, 2026 (File No. 001-43397) (as amended, the "Form 10"). The price set forth under the column titled "Maximum Aggregate Offering Price" is estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted average exercise price for outstanding stock option awards of $22.42 per share as of the date of this Registration Statement.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under outstanding Restricted Stock Units under the 2016 Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock pursuant to the terms of the 2016 Plan. Represents the number of shares of Common Stock issuable upon the vesting and settlement of outstanding Restricted Stock Units granted under the 2016 Plan as of the date of this Registration Statement. The 2016 Plan expired prior to the effectiveness of the Registrant's Form 10. The price set forth under the column titled "Maximum Aggregate Offering Price" is estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on July 30, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources